Exhibit 99.1
Unaudited pro forma consolidated financial information
On January 27, 2014, Vertex Pharmaceuticals Incorporated (“Vertex,” the “Company” or “we”) concluded that the intangible asset related to the HCV nucleotide analogue program (VX-135) had become fully impaired. This conclusion was based on, among other factors, (a) available safety, tolerability and efficacy data regarding VX-135, (b) the continuing partial clinical hold on VX-135 by the FDA and (c) a review of the competitive landscape for treatments for hepatitis C virus infection. Based on these factors, we evaluated the fair value of the VX-135 intangible asset from the perspective of a market participant and concluded that the fair value of this asset was zero as of December 31, 2013. Accordingly, a $250.6 million impairment charge and a benefit for income taxes of $102.1 million was recorded in the fourth quarter of 2013. In connection with this impairment charge, we determined that we no longer had a variable interest in Alios BioPharma, Inc. ("Alios") and deconsolidated the financial statements of Alios from the Company’s consolidated financial statements as of December 31, 2013. The net effect of the impairment charge, tax benefit and related deconsolidation was a gain of approximately $68.2 million attributable to Vertex in 2013. In accordance with S-X Rule 11-02(b)(5), these amounts have not been reflected in the pro forma statements of operations.
The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the deconsolidation of Alios. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 present our condensed consolidated results of operations giving pro forma effect to the deconsolidation of Alios as if it had occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet at September 30, 2013 presents our condensed consolidated financial position giving pro forma effect to the deconsolidation of Alios as if it had occurred on September 30, 2013. These pro forma financial statements should be read in connection with the Company’s historical condensed consolidated financial statements for the period ended September 30, 2013, which were included in the Form 10-Q filed on November 7, 2013 and the Company’s historical consolidated financial statements for the year ended December 31, 2012, which were included in the Form 10-K filed on March 1, 2013.
The pro forma adjustments are based on currently available information, estimates and assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of this deconsolidation on our historical financial information.

VERTEX PHARMACEUTICALS INCORPORATED
Unaudited Condensed Consolidated Pro Forma Statement of Operations
For the nine months ended September 30, 2013
(in thousands, except per share amounts)

	Vertex	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Product revenues, net	$708,823	$—		$708,823
Royalty revenues	119,705	—		119,705
Collaborative revenues	32,290	—		32,290
Total revenues	860,818	—		860,818
Costs and expenses:
Cost of product revenues	75,698	—		75,698
Royalty expenses	32,315	—		32,315
Research and development expenses	669,174	(17,339)	(a)(b)	651,835
Sales, general and administrative expenses	287,154	(4,009)	(a)(b)	283,145
Restructuring expense	12,863	—		12,863
Intangible asset impairment charge	412,900	—		412,900
Total costs and expenses	1,490,104	(21,348)		1,468,756
Income (loss) from operations	(629,286)	21,348		(607,938)
Interest income	4,986	(173)	(a)	4,813
Interest expense	(11,564)	2	(a)	(11,562)
Income (loss) before provision for (benefit from) income taxes	(635,864)	21,177		(614,687)
Provision for (benefit from) income taxes	(132,863)	9,089	(a)	(123,774)
Net income (loss)	(503,001)	12,088		(490,913)
Net loss (income) attributable to noncontrolling interest (Alios)	13,688	(13,688)	(a)	—
Net loss attributable to Vertex	$(489,313)	$(1,600)		$(490,913)

Net loss per share attributable to Vertex common shareholders:
Basic	$(2.20)			$(2.20)
Diluted	$(2.20)			$(2.20)
Shares used in per share calculations:
Basic	222,764			222,764
Diluted	222,764			222,764

(a) To eliminate results of operations of Alios and related non-controlling interest (Alios)
(b) To record research and development and administrative funding paid to Alios of $8.2 million in the nine months ended September 30, 2013

VERTEX PHARMACEUTICALS INCORPORATED
Unaudited Condensed Consolidated Pro Forma Statement of Operations
For the year ended December 31, 2012
(in thousands, except per share amounts)

	Vertex	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Product revenues, net	$1,333,458	$—		$1,333,458
Royalty revenues	141,498	—		141,498
Collaborative revenues	52,086	—		52,086
Total revenues	1,527,042	—		1,527,042
Costs and expenses:
Cost of product revenues	236,742	—		236,742
Royalty expenses	43,143	—		43,143
Research and development expenses	806,185	8,736	(c)(d)(e)	814,921
Sales, general and administrative expenses	436,796	(3,798)	(c)(e)	432,998
Restructuring expense	1,844	—		1,844
Total costs and expenses	1,524,710	4,938		1,529,648
Income (loss) from operations	2,332	(4,938)		(2,606)
Interest income	1,940	(207)	(c)	1,733
Interest expense	(16,653)	189	(c)	(16,464)
Income (loss) before provision for (benefit from) income taxes	(12,381)	(4,956)		(17,337)
Provision for (benefit from) income taxes	38,754	(39,029)	(c)	(275)
Net income (loss)	(51,135)	34,073		(17,062)
Net loss (income) attributable to noncontrolling interest (Alios)	(55,897)	55,897	(c)	—
Net income (loss) attributable to Vertex	$(107,032)	$89,970		$(17,062)

Net loss per share attributable to Vertex common shareholders:
Basic	$(0.50)			$(0.08)
Diluted	$(0.50)			$(0.08)
Shares used in per share calculations:
Basic	211,946			211,946
Diluted	211,946			211,946

(c) To eliminate results of operations of Alios and related non-controlling interest (Alios)
(d) To record research and development milestone paid to Alios of $25.0 million in 2012
(e) To record research and development and administrative funding paid to Alios of $24.3 million in 2012

VERTEX PHARMACEUTICALS INCORPORATED
Unaudited Condensed Consolidated Pro Forma Balance Sheet
As of September 30, 2013
(in thousands)

	Vertex	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$583,181	$—		$583,181
Marketable securities, available for sale	839,469	—		839,469
Restricted cash and cash equivalents (Alios)	51,059	(51,059)	(f)	—
Other current assets	174,922	(8,820)	(f)	166,102
Total current assets	1,648,631	(59,879)		1,588,752
Property and equipment, net	648,924	(1,374)	(f)	647,550
Intangible assets	250,600	(250,600)	(f)	—
Other assets	34,593	(153)	(f)	34,440
Total assets	$2,582,748	$(312,006)		$2,270,742
Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$280,848	$(6,409)	(f)	$274,439
Other current liabilities	128,651	(1,052)	(f)	127,599
Total current liabilities	409,499	(7,461)		402,038
Other liabilities, excluding current portions	143,797	(761)	(f)	143,036
Deferred tax liability	150,203	(150,203)	(f)	—
Construction financing lease obligation	392,569	—		392,569
Total liabilities	1,096,068	(158,425)		937,643
Redeemable noncontrolling interest (Alios)	39,624	(39,624)	(f)	—
Shareholders' equity:
Common stock	2,311	—		2,311
Additional paid-in capital	5,274,307	—		5,274,307
Accumulated other comprehensive loss	(550)	—		(550)
Accumulated deficit	(4,011,180)	68,211	(f)	(3,942,969)
Total Vertex shareholders’ equity	1,264,888	68,211		1,333,099
Noncontrolling interest (Alios)	182,168	(182,168)		—
Total shareholders’ equity	1,447,056	(113,957)		1,333,099
Total liabilities and shareholders’ equity	$2,582,748	$(312,006)		$2,270,742

(f) To deconsolidate the net assets of Alios and related non-controlling interest (Alios)